UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2015

Aon plc

(Exact Name of Registrant as Specified in Charter)

England and Wales	1-7933	98-1030901
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Devonshire Square, London, England (Address of Principal Executive Offices)	EC2M 4PL (Zip Code)

Registrant’s telephone number, including area code: +44 20 7623 5500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 2, 2015, Aon plc, Aon Corporation and Aon UK Limited (collectively, “Aon”) entered into a $900,000,000 Five-Year Credit Agreement (the “Revolving Credit Agreement”) with Citibank, N.A. (“Citibank”), as administrative agent, the lenders party thereto (collectively, the “ Revolving Lenders”), Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers, pursuant to which, subject to the conditions set forth in the Revolving Credit Agreement, the Revolving Lenders committed to provide an unsecured revolving credit facility.  The Revolving Credit Agreement replaces the Parent’s €650,000,000 multi-currency revolving loan credit facility dated as of October 15, 2010 which was scheduled to mature on October 15, 2015.

Borrowings under the Revolving Credit Agreement may be made by the Aon plc, Aon Corporation, Aon UK Limited or any other subsidiary designated as a borrower in U.S. dollars, pounds sterling or euros and will bear interest, at the borrower’s option, at the eurocurrency rate or an alternate base rate.  The eurocurrency rate is equal to either (i) with respect to an advance in U.S. dollars or pounds sterling, the applicable LIBOR rate for the interest period relevant to such borrowing; or (ii) with respect to advances in euros, the applicable EURIBOR rate for the interest period relevant to such borrowing (adjusted for any statutory reserve requirements for eurocurrency liabilities), in each case divided by one minus the reserve requirement plus the applicable margin.  The alternate base rate is equal to the highest of (i) the rate of interest publicly announced by Citibank as its base rate, (ii) the federal funds effective rate from time to time plus 0.5% and (iii) the one month LIBOR rate plus 1.0%, in each case, plus the applicable margin.  The applicable margin is based on the public debt rating of Aon plc’s long-term senior unsecured debt and may change in connection with a change to Aon plc’s debt ratings.  There is currently no applicable margin for alternate base rate advances and the applicable margin for eurocurrency advances is currently 100 basis points.

The Revolving Credit Agreement has a maturity date of February 2, 2020, subject to two optional one-year extensions, and contains covenants with respect to the ratio of consolidated adjusted EBITDA to consolidated interest expense (which may not be less than 4.00 to 1.00) and the ratio of consolidated funded debt to consolidated adjusted EBITDA (which may not be more than 3.25 to 1.00, subject to certain exceptions), as well as other customary covenants, undertakings and events of default.

Aon plc and its subsidiaries have other commercial relationships with the Revolving Lenders, lead arrangers and syndication agents or their affiliates.  In addition, Aon plc and certain of its affiliates have performed, and may perform, various insurance brokerage and consulting services for the Revolving Lenders, lead arrangers and syndication agents or their affiliates.

The foregoing summary is qualified in its entirety by reference to the Revolving Credit Agreement, a copy of which is filed herewith and incorporated by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

In connection with entering into the Revolving Credit Agreement, effective February 2, 2015, Aon plc terminated its €650,000,000 multi-currency revolving loan credit facility dated as of October 15, 2010, which agreement was described in Item 1.01 of Aon Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 18, 2010, and which description is incorporated herein by reference (the “Prior Revolving Credit Agreement”).  The Prior Revolving Credit Agreement was scheduled to mature on October 15, 2015.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Current Report on Form 8-K regarding the entry into the Revolving Credit Agreement is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

Exhibits:

Exhibit Number	Description of Exhibit
10.1

$900,000,000 Five-Year Credit Agreement among Aon plc, Aon Corporation and Aon UK Limited with Citibank, N.A., as administrative agent, the lenders party thereto, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aon plc

	By:	/s/ Michael T. Wolf
Michael T. Wolf
Vice President, Chief Counsel - Corporate
Date: February 4, 2015

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1

$900,000,000 Five-Year Credit Agreement among Aon plc, Aon Corporation and Aon UK Limited with Citibank, N.A., as administrative agent, the lenders party thereto, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as syndication agents, and Citigroup Global Markets, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as joint lead arrangers and joint book managers.